Exhibit 10.1

2018 Genworth Financial, Inc.

Omnibus Incentive Plan

2018 Genworth Financial, Inc.

Omnibus Incentive Plan

Article 1.     Establishment, Purpose, Awards, Eligibility and Participation

1.1    Establishment. Genworth Financial, Inc., a Delaware corporation (together with its successors, the “Company”), establishes the 2018 Genworth Financial, Inc. Omnibus Incentive Plan (the “Plan”), as set forth in this document.

The Plan shall become effective on the date that it is approved by the Company’s stockholders (the date on which the Plan becomes effective being referred to herein as the “Effective Date”).

1.2    Purpose of the Plan. The purpose of the Plan is to promote the interests of the Company and its stockholders by strengthening the ability of the Company and its Affiliates to attract, motivate, reward, and retain qualified individuals upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend, and to provide an opportunity for such individuals to acquire stock ownership and other rights that promote and recognize the financial success and growth of the Company.

1.3    Awards. The Plan permits the grant of Stock Options, Stock Appreciation Rights, Restricted Stock (including Performance Shares), Restricted Stock Units (including Performance Units), Other-Stock Based Awards, Nonemployee Director Awards (including Deferred Stock Units), and Cash-Based Awards.

1.4    Eligibility and Participation. Any Employee (including a leased employee), Nonemployee Director, or Third Party Service Provider is eligible to be designated a Participant. An individual shall become a Participant upon the grant of an Award. Each Award shall be evidenced by an Award Certificate. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award. An Employee, Nonemployee Director, or Third Party Service Provider of an Affiliate may be granted Stock Options or Stock Appreciation Rights under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A. Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code.

Article 2.    Definitions

In addition to the terms specifically defined elsewhere in the Plan, the following capitalized terms whenever used in the Plan shall have the meanings set forth below.

2.1    Awards.

(a)

“Award” shall mean, individually or collectively, any Stock Option, Stock Appreciation Right, Restricted Stock (including any Performance Share), Restricted Stock Unit (including any Performance Unit), Cash-Based Award, Other Stock-Based Award or Nonemployee Director Award (including any Deferred Stock Unit) that is granted under the Plan.

(b)	“Cash-Based Award” shall mean any right granted under Article 11.

(c)	“Deferred Stock Unit” shall mean a type of Nonemployee Director Award, as described in Article 10.

(d)	“Dividend Equivalent” shall mean a right with respect to a Full-Value Award granted under Article 9.

(e)

“Full-Value Award” means an Award other than in the form of a Stock Option or Stock Appreciation Right, and which is settled by the issuance of Shares (or at the discretion of the Committee, settled in cash valued by reference to full Share value).

(f)	“Incentive Stock Option” shall mean a Stock Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(g)	“Nonemployee Director Award” shall mean any Award granted to a Nonemployee Director under Article 10.

(h)	“Nonstatutory Stock Option” shall mean a Stock Option that is not an Incentive Stock Option.

(i)	“Other Stock-Based Award” shall mean any right, granted under Article 8, that relates to or is valued by reference to Shares or other Awards relating to Shares.

(j)	“Performance Share” shall mean a Share of Restricted Stock as described in Section 7.1(c).

(k)	“Performance Unit” shall mean a Restricted Stock Unit as described in Section 7.1(c).

(l)	“Restricted Stock” shall mean any Share granted under Article 7 that is subject to certain restrictions and to risk of forfeiture.

(m)

“Restricted Stock Unit” shall mean any right granted under Article 7 to receive Shares (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(n)

“Stock Appreciation Right” or “SAR” shall mean any right granted under Article 6 to receive a payment (in Shares or cash) equal in value to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the grant price of the SAR.

(o)

“Stock Option” shall mean any right granted under Article 5 to purchase Shares at a specified price during specified time periods. A Stock Option may be an Incentive Stock Option or a Nonstatutory Stock Option.

2.2    Other Defined Terms.

(a)	“Affiliate” shall mean an entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company, including any Subsidiary.

(b)	“Annual Award Limit” shall have the meaning set forth in Section 4.3.

(c)	“Automatic Exercise” shall have the meaning set forth in Section 6.2.

(d)

“Award Certificate” shall mean a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Awards or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(e)	“Board of Directors” shall mean the board of directors of the Company.

(f)	“Change of Control” shall have the meaning set forth in Section 12.2.

(g)

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder.

(h)

“Committee” shall mean a committee of the Board of Directors, whose members are intended to qualify as “independent” directors under the applicable rules of the stock exchange on which the Shares are listed, and, except as otherwise determined by the Board of Directors, “non-employee” directors under the requirements of Section 16 of the Exchange Act and the rules and regulations thereunder, or any successor requirement to any of the foregoing. Unless and until changed by the Board, the Management Development and Compensation Committee of the Board is designated as the Committee to administer the Plan.

(i)	“Company” shall have the meaning set forth in Section 1.1.

(j)	“Effective Date” shall have the meaning set forth in Section 1.1.

(k)	“Employee” shall mean any employee of the Company or any of its Affiliates.

(l)	“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

(m)

“Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(n)

“Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(o)	“Nonemployee Director” shall mean a director of the Company who is not a common law employee of the Company or an Affiliate.

(p)

“Participant” shall mean any eligible individual as set forth in Section 1.4 to whom an Award is granted under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 14.14 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(q)	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(r)	“Plan” shall have the meaning set forth in Section 1.1.

(s)	“Plan Year” shall mean the calendar year.

(t)	“Prior Plans” shall mean the 2004 Genworth Financial, Inc. Omnibus Incentive Plan, as amended, and the 2012 Genworth Financial, Inc. Omnibus Incentive Plan.

(u)

“Share” shall mean a share of Class A common stock, par value $.001, of the Company (as such may be reclassified or renamed), and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4.4.

(v)

“Subsidiary” shall mean, with respect to a Person, any corporation or other entity, whether domestic or foreign, in which such Person has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

(w)

“Third Party Service Provider” shall mean any consultant, agent, advisor, or independent contractor who renders services to the Company or any of its Affiliates, which services (a) are not performed in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

Article 3.    Administration

3.1    General. The Committee shall be responsible for administering the Plan in accordance with this Article 3.

3.2    Authority of the Committee. The Committee shall have full and exclusive discretionary power to (a) interpret the terms and the intent of the Plan and any Award Certificate or other agreement or document ancillary to or in connection with the Plan; (b) determine eligibility for Awards; and (c) adopt such rules, forms, instruments, and guidelines for administering the Plan as the Committee deems necessary or proper; provided, however, that the Board of Directors is hereby authorized (in addition to any necessary action by the Committee) to grant or approve Awards as necessary to satisfy the requirements of Section 16 of the Exchange Act and the rules and regulations thereunder. The Committee’s authority shall include, but not be limited to, the following:

(a)

To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted; what type or combination of types of Award shall be granted; the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to an Award; and the number of Shares with respect to which an Award shall be granted to each such person.

(b)	To determine whether Awards will be settled in Shares, cash, or in any combination thereof.

(c)

To construe and interpret the Plan and Awards granted under it, and to establish, amend, and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Certificate, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(d)	To amend the Plan or an Award as provided in the Plan.

(e)

Generally, to exercise such powers and to perform such acts as the Committee deems necessary, desirable, convenient, or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

(f)

To adopt sub-plans and/or special provisions applicable to Awards regulated by the laws of a jurisdiction other than and outside of the United States. Such sub-plans and/or special provisions may take precedence over other provisions of the Plan, with the exception of the section of the plan governing Share reserves and counting, but unless otherwise superseded by the terms of such subplans and/or special provisions, the provisions of the Plan shall govern.

(g)	To authorize any person to execute on behalf of the Company any instrument required to affect the grant of an Award previously granted by the Committee.

All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

Notwithstanding the foregoing, grants of Awards to Nonemployee Directors shall be (i) subject to the applicable Annual Award Limits under Section 4.3(e), and (ii) made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Nonemployee Directors as in effect from time to time, and the Committee may not make discretionary grants hereunder to Nonemployee Directors.

3.3    Actions and Interpretations by the Committee. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee will be personally liable for any good faith determination, act or omission in connection with the Plan or any Award.

3.4    Advisors. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals.

3.5    Delegation. The Committee may delegate to one or more of its members, one or more officers of the Company or any of its Affiliates, and one or more agents or advisors such administrative duties or powers as it may deem advisable. The Committee may, by resolution, expressly delegate to one or more directors or officers of the Company, authority to do one or both of the following on the same basis as can the Committee: (a) designate Employees and Third Party Service Providers to be recipients of Awards, and (b) determine the terms and conditions of any such Awards; provided, however, that (i) the Committee shall not delegate such responsibilities to any such officer(s) or director(s) for Awards granted to an Employee that is considered an “insider” for purposes of Section 16 of the Exchange Act; (ii) the resolution providing for such authorization shall set forth the total number of Awards and the time period during which such officer(s) or director(s) may grant Awards; and (iii) the officer(s) or director(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

3.6    Indemnification. Each person who is or shall have been a member of the Committee or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3.5) shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 4.    Shares Subject to the Plan and Maximum Awards

4.1    Number of Shares Available for Awards. Subject to adjustment as provided in Sections 4.2 and 4.4, the maximum number of Shares available for issuance to Participants pursuant to Awards under the Plan shall be 25,000,000 Shares, plus a number of additional Shares (not to exceed 20,000,000) underlying awards outstanding as of the Effective Date under the Prior Plans that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 25,000,000. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares. From and after the Effective Date, no further awards shall be granted under the Prior Plans and the Prior Plans shall remain in effect only so long as awards granted thereunder shall remain outstanding.

4.2    Share Usage.

(a)

Awards of Stock Options shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan as one Share for each Share covered by such Awards. The full number of Shares subject to a Stock Option shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, even if the exercise price of the Stock Option is satisfied in whole or in part through net-settlement or by delivering Shares to the Company (by either actual delivery or attestation).

(b)

Awards of Stock Appreciation Rights shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan as one Share for each Share covered by such Awards. Upon exercise of Stock Appreciation Rights that are settled in Shares, the full number of Shares subject to the Stock Appreciation Rights (rather than any lesser number based on the net number of Shares actually delivered upon exercise) shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(c)

Full-Value Awards and Dividend Equivalents payable in Shares shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan as 1.25 Shares for each Share covered by such Awards.

(d)

Shares withheld or repurchased from an Award to satisfy tax withholding requirements shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, and Shares delivered by a participant to satisfy tax withholding requirements shall not be added to the Plan share reserve.

(e)

To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares originally subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(f)	Shares subject to Awards settled in cash will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(g)

To the extent that the full number of Shares subject to Full-Value Award is not issued for any reason, including by reason of failure to achieve maximum performance goals, the unissued Shares originally subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(h)	Substitute Awards granted pursuant to Section 14.4 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 4.1.

4.3    Annual Award Limits. The following limits (each an “Annual Award Limit” and collectively, Annual Award Limits”) shall apply to grants of Awards under the Plan:

(a)

Stock Options or Stock Appreciation Rights: The maximum number of Shares with respect to which Stock Options and/or Stock Appreciation Rights may be granted to any Participant in any Plan Year shall be ten million (10,000,000) Shares.

(b)

Restricted Stock or Restricted Stock Units: The maximum number of Shares with respect to which Restricted Stock and Restricted Stock Units (including any Performance Shares and Performance Units) may be granted (or allocated in the case of multi-year performance Awards) to any Participant in any Plan Year shall be five million (5,000,000) Shares.

(c)	Cash-Based Awards: The maximum amount of any Cash-Based Awards that may be paid, credited or vested to any Participant in any Plan Year shall be ten million dollars ($10,000,000).

(d)

Other Stock-Based Awards: The maximum number of Shares with respect to which Other Stock-Based Awards may be granted (or allocated in the case of multi-year performance Awards) to any Participant in any Plan Year shall be two million (2,000,000) Shares.

(e)

Nonemployee Director Awards: The maximum number of Shares subject to Nonemployee Director Awards that may be granted to any Nonemployee Director in any Plan Year shall be limited to a number that, combined with any cash fees or other compensation paid to such Nonemployee Director, shall not exceed $750,000 in total value, with the value of any such Nonemployee Director Awards based on the grant date fair value of such Awards for financial reporting purposes.

4.4    Adjustments in Authorized Shares. In the event of any nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under Section 4.1 shall be adjusted proportionately, and the Committee shall, in order to prevent dilution or enlargement of Participants’ rights under the Plan as well as dilution or enlargement of the benefits or potential benefits intended to be made available, substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the exercise price or grant price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

In the event of any corporate event or transaction involving the Company, such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee may, in its sole discretion, make such other appropriate adjustments to the terms of any Awards under the Plan to reflect, or related to, such changes or distributions to provide that (i) Awards will be settled in cash rather than Stock, (ii) Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iii) Awards, if not assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iv) outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise or grant price of the Award, (v) performance targets and performance periods for Performance Shares or Performance Units will be modified, or (vi) any combination of the foregoing. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or Stock Appreciation Rights that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A.

Without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under the Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

4.5    Minimum Vesting. Except in the case of substitute Awards granted pursuant to Section 14.4, Awards granted to an Employee under the Plan shall either (i) be subject to a minimum vesting period of one year, or (ii) be granted solely in exchange for foregone cash compensation. Notwithstanding the foregoing, the Committee may (i) permit and authorize acceleration of vesting of any Awards in the event of the Participant’s termination of service, and (ii) grant Awards without the above-described minimum vesting requirements with respect to awards covering 5% or fewer of the total number of Shares authorized under the Plan.

Article 5.    Stock Options

5.1    Grant of Stock Options. The Committee is hereby authorized to grant Stock Options to Participants. Each Stock Option shall permit a Participant to purchase from the Company a stated number of Shares from the Company at an exercise price established by the Committee, subject to the terms and conditions described in this Article 5 and to such additional terms and conditions, as established by the Committee, in its sole discretion, that are consistent with the provisions of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

5.2    Exercise Price. The exercise price per Share under a Stock Option shall be determined by the Committee at the time of grant; provided, however, that such exercise price shall not be less than the Fair Market Value of a Share on the Grant Date of such Stock Option (except in the case of a Stock Option issued as a substitute Award pursuant to Section 14.4).

5.3    Prohibition on Repricing. Except as otherwise provided in Section 4.4, the exercise price of a Stock Option may not be reduced, directly or indirectly by cancellation and regrant, replacement, substitution, surrender or otherwise, without the prior approval of the stockholders of the Company. In addition, the Company may not, without the prior approval of stockholders of the Company, repurchase a Stock Option for value from a Participant if the current Fair Market Value of the Shares underlying the Stock Option is lower than the exercise price per share of the Stock Option.

5.4    Stock Option Term. The term of each Stock Option shall be determined by the Committee at the time of grant; provided, however, that no Stock Option shall be exercisable later than the tenth anniversary of the date of its grant. Notwithstanding the foregoing, for Stock Options granted to Participants outside the United States, the Committee has the authority to grant Stock Options that have a term greater than ten years to the extent required by the applicable local laws of the jurisdictions in which such Stock Options are granted.

5.5    Time of Exercise. Stock Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine at the time of grant.

5.6    Method of Exercise. Stock Options shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Stock Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which a Stock Option shall be exercised shall be the payment of the exercise price. As determined by the Committee in its sole discretion, the exercise price of any Stock Option shall be payable to the Company in full: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the exercise price; (c) through a “net” exercise, whereby the Company withholds from the Stock Option a number of Shares having a Fair Market Value on the date of exercise equal to some or all of the exercise price; (d) in a cashless (broker-assisted same-day sale) exercise; or (e) by a combination of (a), (b), (c) or (d), or any other method approved or accepted by the Committee in its sole discretion.

The Committee may provide in an Award Certificate that a Stock Option that is otherwise exercisable and has a per share exercise price that is less than the Fair Market Value of a Share on the last day of its term will be automatically exercised on such final date of the term by means of a “net exercise,” thus entitling the optionee to Shares equal to the intrinsic value of the Stock Option on such exercise date, less the number of Shares required for tax withholding.

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in U.S. dollars.

5.7    No Deferral Feature. No Stock Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Stock Option.

5.8    No Dividend Equivalents. No Stock Option shall provide for Dividend Equivalents.

5.9    Incentive Stock Options. The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. If all of the requirements of Section 422 of the Code are not met, the Option shall automatically become a Nonstatutory Stock Option.

Article 6.    Stock Appreciation Rights

6.1    Grant of Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Plan and any applicable Award Certificate, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one Share on the date of exercise over (b) the grant price of the right as specified by the Committee, which shall not be less than the Fair Market Value of one Share on the Grant Date of the Stock Appreciation Right (except in the case of a Stock Appreciation Right issued as a substitute Award pursuant to Section 14.4).

Subject to the terms of the Plan and any applicable Award Certificate, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate, including a provision that a Stock Appreciation Right that is otherwise exercisable and has a per share grant price that is less than the Fair Market Value of a Share on the last day of its term will be automatically exercised on such final date of the term.

6.2    Prohibition on Repricing. Except as otherwise provided in Section 4.4, the exercise price of a Stock Appreciation Right may not be reduced, directly or indirectly by cancellation and regrant, replacement, substitution, surrender or otherwise, without the prior approval of the stockholders of the Company. In addition, the Company may not, without the prior approval of stockholders of the Company, repurchase a Stock Appreciation Right for value from a Participant if the current Fair Market Value of the Shares underlying the Stock Appreciation Right is lower than the grant price of the Stock Appreciation Right.

6.3    Stock Appreciation Right Term. The term of each Stock Appreciation Right shall be determined by the Committee at the time of grant; provided, however, that no Stock Appreciation Right shall be exercisable later than the tenth anniversary of the date of its grant. Notwithstanding the foregoing, for Stock Appreciation Rights granted to Participants outside the United States, the Committee has the authority to grant Stock Appreciation Rights that have a term greater than ten years to the extent required by the applicable local laws of the jurisdictions in which such Stock Appreciation Rights are granted.

6.4    Time of Exercise. Stock Appreciation Rights shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine at the time of grant.

6.5    No Deferral Feature. No Stock Appreciation Right shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Stock Appreciation Right.

6.6    No Dividend Equivalents. No Stock Appreciation Right shall provide for Dividend Equivalents.

Article 7.    Restricted Stock and Restricted Stock Units

7.1    Grant of Restricted Stock or Restricted Stock Units.

(a)

General. The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Participants. Each Restricted Stock Unit shall represent the right to receive one Share (or the equivalent value payable in cash, as determined by the Committee) upon a specified future date or event. Restricted Stock Units shall be credited to a notional account maintained by the Company. No Shares are actually awarded to the Participant in respect of Restricted Stock Units on the Grant Date. Restricted Stock and Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose. These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

(b)

Award Certificate. Each Award Certificate evidencing a Restricted Stock or Restricted Stock Unit grant shall specify the terms of the period(s) of restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, settlement dates and such other provisions as the Committee shall determine, subject to Section 4.5 herein.

(c)

Performance Shares; Performance Units. Restricted Stock and Restricted Stock Units, the grant of which or lapse of restrictions of which is based upon the achievement of performance goals over a performance period, shall be referred to as “Performance Shares” and “Performance Units,” respectively.

7.2    Voting and Other Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Certificate, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder shall have the right to exercise full voting rights with respect to those Shares during the period of restriction. Unless otherwise determined by the Committee and set forth in a Participant’s Award Certificate, a Participant shall have none of the rights of a stockholder with respect to any Restricted Stock Units granted hereunder until such time as Shares are paid in settlement of such Awards.

7.3    Dividends on Restricted Stock. Dividends accrued on Shares of Restricted Stock before they are vested shall, as provided in the Award Certificate, either (i) be reinvested in the form of additional Shares, which shall be subject to the same vesting provisions as provided for the host Award, or (ii) be held by the Company under the same vesting provisions in an account allocated to the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any dividends accrued with respect to forfeited Restricted Stock will also be forfeited.

7.4    Forfeiture. Subject to the terms of the Award Certificate and except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

Article 8.    Other Stock-Based Awards

The Committee is hereby authorized to grant other types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted Shares) to Participants in such amounts and subject to such terms and conditions as the Committee shall determine, subject to Section 4.5 herein. Such Awards shall be referred to as “Other Stock-Based Awards.” Each such

Other Stock-Based Award may involve the transfer of actual Shares to Participants or payment in cash or otherwise of amounts based on the value of Shares, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

Each Other Stock-Based Award shall be expressed in terms of Shares or units or an equivalent measurement based on Shares, as determined by the Committee. If the value of an Other Stock-Based Award will be based on the appreciation of Shares from an initial value determined as of the Grant Date, then such initial value shall not be less than the Fair Market Value of a Share on the Grant Date of such Other Stock-Based Award.

Article 9.    Dividend Equivalents

The Committee is hereby authorized to grant to Participants Dividend Equivalents based on the dividends declared on Shares that are subject to any Full-Value Award. Dividend Equivalents shall be credited as of dividend payment dates during the period between the date the Full-Value Award is granted and the date the Full-Value Award is vested, paid or expired. Such Dividend Equivalents shall be converted to cash, Shares or additional Full-Value Awards by such formula and at such time and subject to such limitations as may be determined by the Committee. Dividend Equivalents accruing on unvested Full-Value Awards shall, as provided in the Award Certificate, either (i) be reinvested in the form of additional Shares, which shall be subject to the same vesting provisions as provided for the host Award, or (ii) be held by the Company under the same vesting provisions in an account allocated to the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any Dividend Equivalents accrued with respect to forfeited Awards will also be forfeited.

Article 10.    Nonemployee Director Awards

The Committee is hereby authorized to grant Awards to Nonemployee Directors, including, but not limited to, Awards of Deferred Stock Units. Each Deferred Stock Unit shall represent a vested right to receive one Share (or the equivalent value in cash or other property in the Committee so provides) at a designated future date and will be credited to a notional account maintained by the Company. Nonemployee Directors shall not be entitled to vote Shares represented by such Deferred Stock Units but shall receive Dividend Equivalents with respect to such Full-Value Awards, which shall be reinvested in additional Deferred Stock Units. Deferred Stock Units shall be converted and settled in Shares in accordance with an election made by the Nonemployee Director, which settlement date shall be no earlier than the first anniversary of the date the Nonemployee Director ceases to be a director of the Company.

Notwithstanding the foregoing, Awards to Nonemployee Directors shall be (i) subject to the applicable Annual Award Limits set forth in Section 4.3(e) hereof, and (ii) made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Nonemployee Directors as in effect from time to time, and the Committee may not make discretionary grants hereunder to Nonemployee Directors.

Article 11.    Cash-Based Awards

The Committee is hereby authorized to grant Awards to Participants denominated in cash in such amounts and subject to such terms and conditions as the Committee may determine. Such Awards shall be referred to as “Cash-Based Awards.” Each such Cash-Based Award shall specify a payment amount, payment range or a value determined with respect to the Fair Market Value of the Shares, as determined by the Committee.

Article 12.    Change of Control

12.1    Change of Control of the Company. If the Successor Entity in a Change of Control Assumes and Maintains an Award, the Award will not automatically vest and pay out upon the Change of Control. Alternatively, unless the Committee shall determine otherwise in the Award Certificate, or unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or stock exchange on which the Shares are listed, upon the occurrence of a Change of Control in which the Successor Entity fails to Assume and Maintain an Award as defined in Section 12.2:

(a)

Time-Vested Awards. Awards, the vesting of which depends upon a participant’s continuation of service for a period of time, shall fully vest as of the effective date of the Change of Control; shall be distributed or paid to the participant within thirty (30) days following the date of the Change of Control in cash, Shares, other securities, or any combination, as determined by the Committee; and shall thereafter terminate; provided, however, that if the Award is denominated in Shares, the amount distributed or paid shall equal the difference between the Fair Market Value of the Shares on the date of the Change of Control and, if applicable, the exercise price, grant price or unpaid purchase price as of the date of the Change of Control;

(b)

Performance-Based Awards. Awards, the vesting of which is based on achievement of performance criteria, shall fully vest as of the effective date of the Change of Control; shall be deemed earned based on the target performance being attained for the performance period in which the Change of Control occurs; shall be distributed or paid to the participant within thirty (30) days following the date of the Change of Control, pro rata based on the portion of the performance period elapsed on the date of the Change of Control, in cash, Shares, other securities, or any combination, as determined by the Committee; and shall thereafter terminate; provided, however, that if the Award is denominated in Shares, the amount distributed or paid shall equal the difference between the Fair Market Value of the Shares on the date of the Change of Control and, if applicable, the exercise price of the Stock Option, grant price of the Stock Appreciation Right or unpaid purchase price of the Full-Value Award as of the date of the Change of Control.

12.2     Change of Control Definitions.

(a)

“Assume and Maintain.” A Successor Entity shall be deemed to have assumed and maintained an Award under this Plan if the Successor Entity substitutes an Award under this Plan or an award under a Successor Entity plan having equivalent value, terms and conditions as the original Award, or otherwise assumes the obligations under and/or equitably adjusts such original Award. The Committee shall have the sole authority to determine whether the proposed assumption of an award by a Successor Entity meets the requirements listed in this Section 12.2(a).

(b)	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(c)	“Change of Control” shall mean the occurrence of any of the following events:

(i)

Any Person becomes the Beneficial Owner of thirty percent (30%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of its directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 12.2(c), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, including without limitation, a public offering of securities; (B) any acquisition by the Company or any of its Affiliates; (C) any acquisition by any employee benefit plan or related trust sponsored or maintained by the Company or any of its Affiliates; or (D) any acquisition by any corporation pursuant to a transaction which complies with Section 12.2(c)(iii);

(ii)

Individuals who constitute the Board of Directors as of the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director of the Company subsequent to the Effective Date whose election to the Board of Directors, or nomination for election by the Company’s stockholders, was approved by a vote of (A) at least a majority of the directors then comprising the Incumbent Board, (B) a vote of at least a majority of any nominating committee of the Board of Directors, which nominating committee was designated by a vote of at least a majority of the directors then comprising the Incumbent Board, or (C) in the case of a director appointed to fill a vacancy in the Board of Directors, at least a majority of the directors entitled (under Section 6 of Article VII of the Amended and Restated Certificate of Incorporation of the Company) to elect such director (so long as at least a majority of such directors voting in favor of the director filling the vacancy are themselves members of (or considered to be pursuant to this definition members of) the Incumbent Board) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of the directors of the Company or other actual or threatened solicitation of proxies of consents by or on behalf of a Person other than the Board of Directors;

(iii)

Consummation of a reorganization, merger, or consolidation to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, following such Business Combination, all or substantially all of the individuals and entities who were the Beneficial Owners of Outstanding Company Voting Securities immediately prior to such Business Combination are the Beneficial Owners, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from the Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Voting Securities; or

(iv)	Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Article 13.    Duration, Rescission, Amendment, Modification, Suspension, and Termination

13.1    Duration of Plan. Unless sooner terminated as provided in Section 13.2, the Plan shall terminate on the tenth anniversary of the Effective Date or, if the stockholders approve an amendment to the Plan that increases the number of Shares subject to the Plan, the tenth anniversary of the date of such approval unless earlier terminated as provided herein. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan. Notwithstanding the foregoing, no Incentive Stock Option may be granted more than ten years after the Effective Date.

13.2    Amendment, Modification, Suspension, and Termination of Plan. The Board of Directors may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan in whole or in part; provided, however, that, without the prior approval of the Company’s stockholders, no action shall be taken that would (a) increase the total number of Shares available for issuance under the Plan or the Annual Award Limits, except as provided in Section 4.4; (b) permit the exercise price or grant price of any Stock Option, Stock Appreciation Right or Other Stock-Based Award the value of which is based on the appreciation of Shares from the Grant Date (i) to be less than Fair Market Value (except as may be permitted by Section 5.2, 6.1, or Article 8), or (ii) to be repriced, replaced, or regranted through cancellation (except as may be permitted by Section 14.4) or by lowering the exercise price or grant price; or (c) otherwise constitute a material change to the Plan under applicable stock exchange rules. No such action shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award. After the Plan is terminated in accordance with this Section 13.2, no Award may be granted but any Award previously granted shall remain outstanding in accordance with the terms and conditions of the Plan and the Award.

13.3    Amendment, Modification, Suspension, and Termination of Awards. The Committee shall have the authority at any time and from time to time, alter, amend, modify, suspend or terminate the terms and conditions of any Award; provided, however, that no such action shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award.

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or cancel outstanding Stock Options or Stock Appreciation Rights in exchange for cash, other Awards or Stock Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Stock Options or Stock Appreciation Rights without stockholder approval

13.4    Compliance Amendments. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 13.4 to any Award granted under the Plan without further consideration or action.

Article 14.    General Provisions

14.1    Settlement of Awards; No Fractional Shares. Each Award Certificate shall establish the form in which the Award shall be settled. Awards may be settled in cash, Shares, other securities, additional Awards or any combination, regardless of whether such Awards are originally denominated in cash or Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, other securities or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

14.2    Withholding. The Company and its Affiliates shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, in cash or Shares (including “sell to cover” arrangements), an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company or such Affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

14.3    Share Withholding. With respect to withholding required upon the exercise of Stock Options or Stock Appreciation Rights, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, upon the achievement of performance goals related to Performance Shares and Performance Units, or any other taxable event arising as a result of an Award granted hereunder, the Company may satisfy the withholding requirement, in whole or in part, by withholding Shares having a Fair Market Value on the date the tax is to be determined equal to the amount required to be withheld for tax purposes (or such greater amount up to the maximum individual statutory rate in the applicable jurisdiction as may be permitted under then-current accounting principles to qualify for equity classification).

14.4    Substitution of Share-Based Awards. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

14.5    Transferability of Awards. Except as otherwise provided in a Participant’s Award Certificate or otherwise at any time by the Committee, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent or distribution and any attempt to enforce such a purported sale, transfer, pledge, alienation or hypothecation shall be void. Should the Committee permit transferability of an Award (other than a transfer for value, which shall not be permitted), it may do so on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Unless transferability is permitted, Stock Options and Stock Appreciation Rights may be exercised by a Participant only during his or her lifetime. If the Committee permits any Stock Option or Stock Appreciation Right to be transferred, references in the Plan to the exercise of a Stock Option or Stock Appreciation Right by the Participant or payment of any amount to the Participant shall be deemed to include the Participant’s transferee.

14.6    Termination of Service; Forfeiture Events.

(a)

Termination of Service. Awards under the Plan shall be subject to any compensation recoupment policy that the Company may adopt from time to time that is applicable by its terms to the Participant. In addition, each Award Certificate shall specify the effect of a Participant’s termination of service with the Company and any of its Affiliates, including specifically whether the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment, in addition to the effect on any otherwise applicable vesting or performance conditions of an Award. Such provisions shall be determined in the Committee’s sole discretion, need not be uniform and may reflect distinctions based on the reasons for termination.

(b)

Leave of Absence. Whether military, government or other service or other leave of absence shall constitute a Participant’s termination of service shall be determined in each case by the Committee at its discretion, and any determination by the Company shall be final and conclusive, provided, however, that for purposes of any Award that is subject to Code Section 409A, the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treas. Reg. Section 1.409A-1(h).

(c)

Forfeiture Events. An Award Certificate may also specify other events that may cause a Participant’s rights, payments and benefits with respect to an Award to be subject to reduction, cancellation, forfeiture, or recoupment, or which may affect any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company or Affiliate policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate.

14.7    Special Provisions Related to Section 409A of the Code.

(a)

Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under the Plan or any Award Certificate by reason of the occurrence of a Change of Control, or the Participant’s disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless (i) the circumstances giving rise to such Change of Control, disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition), or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. This provision does not prohibit the vesting of any Award. If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the Award Certificate that is permissible under Section 409A.

(b)

Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i)

if the payment or distribution is payable in a lump sum, the Participant’s right to receive payment or distribution of such non-exempt deferred compensation will be delayed until the earlier of the Participant’s death or the first day of the seventh month following the Participant’s separation from service; and

(ii)

if the payment or distribution is payable over time, the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated and the Participant’s right to receive payment or distribution of such accumulated amount will be delayed until the earlier of the Participant’s death or the first day of the seventh month following the Participant’s separation from service, whereupon the accumulated amount will be paid or distributed to the Participant and the normal payment or distribution schedule for any remaining payments or distributions will resume.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

(c)

If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company shall determine which Awards or portions thereof will be subject to such exemptions.

(d)

Eligible Participants who are service providers to an Affiliate may be granted Stock Options or Stock Appreciation Rights under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

(e)

Notwithstanding any provision of the Plan or any Award Certificate to the contrary, if one or more of the payments or benefits to be received by a Participant pursuant to an Award would constitute deferred compensation subject to Section 409A of the Code, and would cause the Participant to incur any penalty tax or interest under Section 409A of the Code or any regulations or Treasury guidance promulgated thereunder, the Company may reform the Plan and Award to maintain to the maximum extent practicable the original intent of the Plan and Award without violating the requirements of Section 409A of the Code.

(f)

If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

(g)

The Company shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. section 1.409A-3(j)(4) to Participants of deferred amounts, provided that such distribution(s) meets the requirements of Treas. Reg. section 1.409A-3(j)(4).

14.8    Share Certificates. If an Award provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be affected on an uncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange on which the Shares are listed. Shares issued in connection with Awards of Restricted Stock may, to the extent deemed appropriate by the Committee, be retained in the Company’s possession until such time as all conditions or restrictions applicable to such Shares have been satisfied or lapse.

14.9    Electronic Delivery of Documents. The Company may deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, Plan prospectuses) and all other documents that the Company is required to deliver to its stockholders (including without limitation, annual reports and proxy statements).

14.10    Compliance with Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges on which the Company is listed as may be required. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)

Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

14.11    Rights as a Stockholder. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

14.12    Awards to Non-U.S. Employees. To comply with the laws in other countries in which the Company or any of its Affiliates operates or has Employees, directors, or Third Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates shall be covered by the Plan;

(b)	Determine which Employees, directors and Third Party Service Providers outside the United States are eligible to participate in the Plan;

(c)	Modify the terms and conditions of any Award granted to Employees, directors and Third Party Service Providers outside the United States to comply with applicable foreign laws;

(d)	Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

14.13    No Right to Continued Service. Nothing in the Plan or an Award Certificate shall interfere with or limit in any way the right of the Company or any of its Affiliates to terminate any Participant’s employment or service at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither any Award nor any benefits arising under the Plan shall constitute an employment or consulting contract with the Company or any of its Affiliates and, accordingly, subject to Article 13, the Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board of Directors or Committee, as applicable, without giving rise to any liability on the part of the Company or any of its Affiliates.

14.14    Beneficiary Designation. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit, subject to the terms and conditions of the Plan and any Award Agreement applicable to the Participant. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, amounts due under the Plan remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

14.15    Other Compensation Plans or Arrangements. The Committee shall have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

14.16    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

14.17    Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

14.18    Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company or any of its Affiliates under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company or an Affiliate, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not subject to the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

14.19    Nonexclusivity of the Plan. The adoption of the Plan shall not be construed as creating any limitations on the power of the Board of Directors or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

14.20    No Constraint on Corporate Action. Nothing in the Plan shall be construed to (a) limit, impair, or otherwise affect the Company’s or its Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets, or (b) limit the right or power of the Company or its Affiliate to take any action which such entity deems to be necessary or appropriate.

14.21    Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

14.22    Governing Law. The Plan and each Award Certificate shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.